Exhibit 23(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Merrill Lynch & Co., Inc., Merrill Lynch Preferred Funding VI, L.P. and Merrill Lynch Preferred Capital Trust VI on Form S-3 of our reports dated March 22, 2004, relating to the audits of the Balance Sheets of Merrill Lynch Preferred Funding VI, L.P. and Merrill Lynch Preferred Capital Trust VI, appearing in the Prospectus relating to Trust Originated Preferred Securities, which is part of this Registration Statement and to the reference to us under the heading “Experts” in such Prospectus, which is part of the Registration Statement.

/S/  DELOITTE & TOUCHE LLP

New York, New York

February 3, 2005

Exhibit 23(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Merrill Lynch & Co., Inc., Merrill Lynch Preferred Funding VI, L.P. and Merrill Lynch Preferred Capital Trust VI on Form S-3 of our reports dated March 1, 2004 (May 4, 2004 as to the effects of the restatement related to stock-based compensation described in Note 2 to the consolidated financial statements) (February 3, 2005 as to the effects of the restatement related to the accounting for certain retail account fees described in Note 2 to the consolidated financial statements) (which express unqualified opinions and which report on the consolidated financial statements of Merrill Lynch & Co., Inc. and subsidiaries (“Merrill Lynch”) includes explanatory paragraphs for the change in accounting method in 2002 for goodwill amortization to conform to Statement of Financial Accounting Standards (“SFAS”) No. 142, Goodwill and Other Intangible Assets, for the change in accounting method in 2004 for stock-based compensation to conform to SFAS No. 123, Accounting for Stock-Based Compensation, as amended by SFAS No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure, by retroactively restating its 2003, 2002 and 2001 consolidated financial statements, and for the restatement to correct the accounting for certain retail account fees), appearing in and incorporated by reference in the Current Report on Form 8-K of Merrill Lynch dated February 3, 2005 and to the reference to us under the heading “Experts” in the Prospectuses, which are part of this Registration Statement.

/s/  Deloitte & Touche LLP

New York, New York

February 3, 2005